SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                  ALANCO ENVIRONMENTAL RESOURCES CORPORATION
         ------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

            ARIZONA                                      86-0220694
       ------------------------                ------------------------
       (State of Incorporation)                (I.R.S. Employer ID No.)

          15900 N. 78th Street, Suite 101, Scottsdale, Arizona 85260
         -------------------------------------------------------------
                        (Address of Principal Offices)

                  Alanco Environmental Resources Corporation
                1998 Robert R. Kauffman Stock Option Agreement
                                       &
                  Alanco Environmental Resources Corporation
                  1998 John A. Carlson Stock Option Agreement
                                       &
                  Alanco Environmental Resources Corporation
                          1996 Directors and Officers
                               Stock Option Plan
                 --------------------------------------------
                            (Full Title of the Plans)

                             Cynthia L. Castellano
                  Alanco Environmental Resources Corporation
                        15900 N. 78th Street, Suite 101
                             Scottsdale, AZ 85260
                 ---------------------------------------------
                    (Name and address of Agent for Service)

                                (602) 607-1010
          -----------------------------------------------------------
         (Telephone number, including area code of Agent for Service)

                 CALCULATION OF REGISTRATION FEE

Title of         Amount of    Max. Off.   Maximum      Amount of
Securities       Securities   Price Per   Aggregate    Registration
Registered       Registered   Share       Offering     Price Fee
---------------- ----------  -------     ----------    ----------
Common Stock (1)    67,500   $1.00         $67,500        $19.91
Common Stock (2) 1,100,000   $0.469 (3)   $515,900       $152.19
                                                       ---------
                                                         $172.10

(1) Issuable upon the exercise of Options granted pursuant to the 1996 Directors and Officers Stock Option Plan.
(2)  Issuable upon the exercise of Options granted pursuant to the 1998 Robert
     R. Kauffman Stock Option Agreement and the 1998 John A. Carlson Stock Option Agreement.
(3) Estimated price in accordance with Rule 457(h) and based upon the last reported sale on the Nasdaq SmallCap Market on October 15, 1998.


                             PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information related to the Alanco Environmental Resources Corporation 1998 Robert R. Kauffman Stock Option Agreement, the Alanco Environmental Resources Corporation 1998 John A. Carlson Stock Option Agreement, and the 67,500 shares of common stock underlying certain options granted under the Alanco Environmental Resources Corporation 1996 Directors and Officers Stock Option Plan which is being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information.

     As required by this Item, the Registrant shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of
Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.


                             Part II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

     (b) The Registrant's Definitive Proxy Statement filed October 13, 1998.

     (c) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) since the end of the fiscal year covered by the annual report referred to in (a) above.

Item 4.  Description of Securities: The Registrant's no par value common stock is listed for trading on the NASDAQ System under the symbol _ ALAN_ .
          Each share of common stock is entitled to its pro rata share of any dividends declared by the Registrant. Each share of common stock is entitled to one vote on all matters submitted to the stockholders. Cumulative voting for the election of directors is permitted. There are no other liquidation rights, preemptive rights or other rights attached to the common stock and nor is the common stock subject to any call, assessment or liability of the Registrant.

Item 5.  Interests of Named Experts and Counsel: Not applicable.

Item 6.  Indemnification of Officers and Directors.


     The Registrant's Articles of Incorporation and Bylaws and the laws of the State of Arizona provide for indemnification of directors and officers of the Registrant who are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.  Exemption from Registration Claimed: Not Applicable

Item 8.  Exhibits.
                          EXHIBIT INDEX


         Exhibit                                         Page or
         Number             Description              Method of Filing
       ---------- --------------------------------  -----------------

           4.1    1998 Robert R. Kauffman Stock       Filed herewith
                  Option Agreement


           4.2    1998 John A. Carlson Stock          Filed herewith
                  Option Agreement


           4.3    Alanco Environmental Resources      Filed herewith
                  Corporation 1996 Directors and
                  Officers Stock Option Plan


            5     Opinion rendered by Dennis          Filed herewith
                  Brovarone, counsel for the
                  Registrant (including consent)


          23.1    Consent of Singer Lewak             Filed herewith
                  Greenbaum & Goldstein, LLP

          23.2    Consent of Hein & Associates        Filed herewith

          23.3    Consent of Counsel                  See Exhibit 5




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Item 9.  Undertakings.

 (a)      The undersigned Registrant hereby undertakes.

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

 (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel


          that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this 21st day of October, 1998.

ALANCO ENVIRONMENTAL RESOURCES CORPORATION


By: /s/John A. Carlson
   -------------------------------------------
   John A. Carlson, Chief Financial Officer

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


NAME                                   TITLE                          DATE

/s/Robert R. Kauffman               Chairman of the Board           10/16/1998
-----------------------             Chief Executive Officer
Robert R. Kauffman

/s/James T. Hecker                  Director                        10/16/1998
-----------------------
James T. Hecker

/s/Harold S. Carpenter              Director                        10/16/1998
-----------------------
Harold S. Carpenter

/s/Steven P. Oman                   Director                        10/16/1998
-----------------------
Steven P. Oman

/s/Edward J. Maley                  Director                        10/16/1998
-----------------------
Edward J. Maley














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